UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-12441 (Commission File Number)	41-1276891 (IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN (Address of principal executive offices)	55117 (Zip Code)

Registrant’s telephone number, including area code: (651) 756-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On October 1, 2015, St. Jude Medical, Inc. (the “Company”) received a warning letter dated September 30, 2015 from the Food and Drug Administration (the “FDA”) related to observed non-conformities with Current Good Manufacturing Practice at its Atlanta, Georgia facility, the facility where the Company manufactures its CardioMEMS HF system.  A copy of the warning letter is provided with this filing as Exhibit 99.1.  This warning letter is specific to this facility and does not impact any of the Company’s other manufacturing facilities.

The FDA inspected the Company’s Atlanta manufacturing facility from June 8, 2015 to June 26, 2015.  On July 6, 2015, the FDA issued a Form 483 identifying certain observed non-conformities with Current Good Manufacturing Practice.  Following the receipt of the Form 483, the Company provided written responses to the FDA detailing corrective actions underway to address FDA’s observations.

Since the completion of the FDA inspection, the Company has provided and will continue to provide the FDA with regular monthly updates, and the FDA warning letter acknowledges the actions already taken by the Company to address the observations. The Company is in the process of working diligently to completely remediate the FDA’s observations for the Atlanta facility and fully integrate this former CardioMEMS stand-alone facility into St. Jude Medical’s quality systems.

The warning letter does not identify any specific concerns regarding the performance of, or indicate the need for any field or other action regarding, the CardioMEMS product or any other St. Jude Medical product.  The Company will continue manufacturing and shipping product from the Atlanta facility, and customer orders are not expected to be impacted while we work to resolve the FDA’s concerns.  The Company takes these matters seriously, will respond timely and fully to the FDA’s requests, and believes that the FDA’s concerns can be resolved without a material impact on the Company’s financial results.

Item 9.01        Financial Statements and Exhibits

(d)  Exhibits:

99.1                    Department of Health and Human Services, Food and Drug Administration, Warning Letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: October 2, 2015	By: /s/ Jason Zellers
Jason Zellers
Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Department of Health and Human Services, Food and Drug Administration, Warning Letter